UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2025

METAVIA Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37809	47-2389984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Concord Avenue, Suite 210 Cambridge, Massachusetts (Address of principal executive offices)		02138 (Zip Code)

(857) 702-9600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MTVA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement

On May 8, 2025, MetaVia Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional accredited investors (the “Purchasers”) in connection with a private placement (the “Private Placement”) for the offer, issuance and sale of (i) 9,479,345 shares (the “Shares”) of the Company’s common stock (the “Common Stock”), for a price of $0.71 per share, and (ii) 4,605,162 pre-funded common stock purchase warrants (the “Pre-Funded Warrants”) to purchase up to 4,605,162 shares of Common Stock (the “Pre-Funded Warrant Shares,” and together with the Shares and the Pre-Funded Warrants, the “Securities”) for a purchase price of $0.709 per Pre-Funded Warrant.

Each Pre-Funded Warrant has an exercise price of $0.001 per share, and will be exercisable beginning on the effective date of receiving stockholder approval for the Pre-Funded Warrant Shares. Under the terms of the Pre-Funded Warrants, the Company may not affect the exercise of any such Pre-Funded Warrant, and a holder will not be entitled to exercise any portion of any Pre-Funded Warrant, if, upon giving effect to such exercise, the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates, other persons acting or who could be deemed to be acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of Common Stock would or could be aggregated with the holder’s or any of the holder’s affiliates for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) would exceed 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise (the “Beneficial Ownership Limitation”), as such percentage ownership is calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Securities and Exchange Commission (the “SEC”). A holder may increase or decrease the Beneficial Ownership Limitation to a higher or lower percentage (not to exceed 19.99%), effective 61 days after written notice to the Company. Any such increase or decrease will apply only to that holder and not to any other holder of the Pre-Funded Warrants.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company, other obligations of the parties and termination provisions.

The Securities were issued to institutional accredited investors in a private placement pursuant to Section 4(a)(2) and/or Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

The gross proceeds from the Private Placement to the Company were approximately $10.0 million, before deducting the placement agent’s fees and related offering expenses. The Company intends to use the net proceeds from the Private Placement for working capital and general corporate purposes, including to continue the clinical development of DA-1726 for the treatment of obesity. The Private Placement closed on May 14, 2025.

Ladenburg Thalmann & Co. Inc. acted as the exclusive placement agent for the Company (the “Placement Agent”) in connection with the Private Placement pursuant to an engagement letter, dated as of March 4, 2025, as amended, and a placement agency agreement (the “Placement Agency Agreement”), dated as of May 8, 2025, pursuant to which the Company agreed to pay the Placement Agent a cash fee equal to 9.0% of the gross proceeds of the Private Placement and to reimburse the Placement Agent for out-of-pocket expenses of up to $155,000.

The foregoing summary of the Purchase Agreement, the Placement Agency Agreement and the Pre-Funded Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, the Placement Agency Agreement and the Pre-Funded Warrants, which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Registration Rights Agreement

In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers. The Registration Rights Agreement provides each Purchaser with demand and piggyback registration rights, including the right to two long-form registration statements. In addition, the Company is required to prepare and file with the SEC one or more registration statements (a “Registration Statement”) to register for resale the Shares and the Pre-Funded Warrant Shares sold in the Private Placement within 30 days following the stockholder approval. The Company is required to use commercially reasonable efforts to have such registration statement(s) declared effective as promptly as possible thereafter, and in any event no later than 60 days following the stockholder approval, or, in the event of a “full review” by the SEC, 90 days following the stockholder approval.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure required by this Item 3.02 and included in Item 1.01 is incorporated into this Item 3.02 by reference.

Based in part upon the representations of the Purchasers in the Purchase Agreement, the Company offered and sold the Securities in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder, and the corresponding provisions of state securities or “blue sky” laws. The Securities have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the Securities did not involve a public offering and was made without general solicitation or general advertising. Each of the Purchasers represented that they are accredited investors, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that they are acquiring the Securities for investment purposes only and not with a view to any resale or distribution of the Securities in violation of the U.S. federal securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 8.01	Other Events

On May 9, 2025, the Company issued a press release announcing the Private Placement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the press release is qualified in its entirety by reference to such exhibit.

Information contained on or accessible through any website reference in the press release is not part of, or incorporated by reference in, this Current Report on Form 8-K, and the inclusion of such website addresses in this Current Report on Form 8-K by incorporation by reference of the press release is as inactive textual references only.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of the Securities Act, the Exchange Act, and of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to statements regarding the anticipated use of net proceeds of the Private Placement, the anticipated timing of filing the Registration Statement, and obtaining stockholder approval for the Pre-Funded Warrant Shares. Statements including words such as “believe,” “plan,” “continue,” “expect,” “will be,” “develop,” “signal,” “potential,” “anticipate” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause the Company’s results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause the Company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties disclosed in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 20, 2025, and its other filings with the SEC. Forward-looking statements in this Current Report on Form 8-K speak only as of the date hereof, and the Company specifically disclaims any obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits

(d)            Exhibits

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant.

10.1	Securities Purchase Agreement, dated as of May 8, 2025, by and among the Company and the Purchasers identified on the signature pages thereto.

10.2	Placement Agency Agreement, dated as of May 8, 2025 by and between the Company and the Placement Agent.

10.3	Registration Rights Agreement, dated as of May 8, 2025, by and among the Company and the Purchasers identified on the signature pages thereto.

99.1	Press Release of MetaVia Inc. dated May 9, 2025.

104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2025	METAVIA INC.

	By:	/s/ Hyung Heon Kim
	Name:	Hyung Heon Kim
	Title:	President and Chief Executive Officer

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